UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

Cordova Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51620	20-3327150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Paramount BioSciences, LLC
787 Seventh Avenue, 48th Floor
New York, New York 10019
_____________________________________________
(Address of principal executive offices and Zip Code)

(212) 554-4300
_____________________________________________
(Registrant’s telephone number, including area code)

None
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2007, Cordova Sciences, Inc. (“we”, “us”, “our”, the “Company” or the “Registrant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tikvah Therapeutics, Inc. (“Tikvah”), a Delaware corporation, pursuant to which a wholly-owned subsidiary of the Company will merge with and into Tikvah and Tikvah will survive as the wholly-owned subsidiary of the Company (the “Merger”).

A condition to closing the Merger is that Tikvah must have completed an equity financing that raises a designated minimum amount of gross cash proceeds (the “Financing”).

The Merger Agreement may be terminated at any time prior to the effective time of the Merger as follows: (i) by mutual written consent duly authorized by the Board of Directors of the Company and Tikvah; or (ii) by either the Company or Tikvah if the Merger shall not have been consummated by December 31, 2007, which date shall be automatically extended for up to 60 days if the expiration of the Financing shall have been extended (the “Outside Date”); (iii) by either the Company or Tikvah if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger; or (iv) by the Company, on the one hand, or Tikvah, on the other, if certain conditions to the obligation of any such party to consummate the Merger are incapable of satisfaction prior to the Outside Date, provided, however, that the failure of such condition is not the result of a breach of this Agreement by the party seeking to terminate the Agreement.

Tikvah is a privately held clinical-stage biopharmaceutical company that seeks to fulfill selected, significant unmet medical needs in the therapeutic areas of central nervous system diseases, neurology and psychiatry. Tikvah is a development stage company and had not generated any significant revenues as of June 30, 2007.

There can be no assurances that the Merger will be consummated. The Merger Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2007	CORDOVA SCIENCES, INC.

	By:	/s/ Matthew H. Davis
Name: Matthew H. Davis
Title: President